EXHIBIT 2.5.1

FORM OF
LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent PNC Firstside Center
500 First Avenue, 4th Floor
Mail Stop: P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762-6442
Telecopy No.: (412) 762-8672
Attention: Agency Services

FROM:	Black Box Corporation, a Delaware corporation (the "Borrower")

RE:
Credit Agreement (as it may be amended, modified, supplemented or restated, the "Credit Agreement"), dated May 9, 2016, by and among the Borrower, the Guarantors (as defined in the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.
Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned irrevocably requests [check one box under 1(a) below and fill in blank space next to the box as appropriate]:

1.(a)	☐ New Revolving Credit Loans, OR
☐    Renewal of the Euro-Rate Option applicable to outstanding Revolving Credit Loans, originally made on _______________, OR
☐    Conversion of the Base Rate Option applicable to outstanding Revolving Credit Loans originally made on ____________, to Loans to which the Euro-Rate Option applies, OR
☐    Conversion of the Euro-Rate Option applicable to outstanding Revolving Credit Loans originally made on _____________, to Loans to which the Base Rate Option applies, OR
☐    New Revolving Credit Loans in an Optional Currency,
☐    Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan in an Optional Currency, originally made on _______________, OR

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☐    Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on ____________ to a Revolving Credit Loan in an Optional Currency to which the Euro-Rate applies
SUCH NEW, RENEWED OR CONVERTED LOANS SHALL BEAR INTEREST:
[Check one box under 1(b) below and fill in blank spaces in line next to box]:

1.(b)(i)
☐    Under the Base Rate Option. Such Loans shall have a Borrowing Date of ___________________ (which date shall be (i) on the Business Day of receipt by the Administrative Agent of this Loan Request for making new Revolving Credit Loans to which the Base Rate Option applies, or (ii) on the last day of the preceding Interest Period if Loans to which the Euro-Rate Option applies are being converted to Loans to which the Base Rate Option applies; provided, in each case, that the Administrative Agent receives this Loan Request prior to 12:00 noon, Eastern Time, on such day), OR

(ii) ☐    Under the Euro-Rate Option. Such Loans shall have a Borrowing Date of ___________________ (which date shall be (a) at least three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon, Eastern Time, of this Revolving Credit Loan Request for making new Revolving Credit Loans in Dollars to which the LIBOR Rate Option applies, renewing Loans in Dollars to which the Euro-Rate Option applies, or converting Loans to which the Base Rate Option applies, to Loans in Dollars to which the Euro-Rate Option applies, or (b) four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon, Eastern Time, of this Revolving Credit Loan Request for making a new Revolving Credit Loan in an Optional Currency or renewing a Revolving Credit Loan in an Optional Currency).

2.
Such Loans are in the aggregate principal amount of $____________________ or the aggregate principal amount to be renewed or converted is $____________________ [for each Borrowing Tranche to which the Euro-Rate Option applies in integral multiples of One Million and 00/100 Dollars ($1,000,000.00) (or the Dollar Equivalent thereof) and not less than Five Million and 00/100 Dollars ($5,000,000.00) (or the Dollar Equivalent thereof), and for each Borrowing Tranche to which the Base Rate Option applies, in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than One Million and 00/100 Dollars ($1,000,000.00)).

3.
[This paragraph A.3 applies if the Borrower is selecting a Revolving Credit Loan in an Optional Currency]: Such Revolving Credit Loan shall be made in the following Optional Currency: [British Pounds Sterling] [Swiss Francs] [Euros] [Canadian Dollars] [Singapore Dollars] [Danish Krone] [Japanese Yen] [Australian Dollars] [Mexican Pesos] [Norwegian Krone] [Swedish Krona].

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4.
Such Loans shall have an Interest Period of [one (1) Week] [_______ Months] [one (1), two (2), three (3) or six (6) Months; this paragraph A.4 only applies if the Borrower is selecting the Euro-Rate Option].

B.
As of the date hereof and the date of making of the above-requested Loans (and after giving effect thereto): all of the Loan Parties' representations and warranties contained in the Loan Documents are true and correct; no Event of Default or Potential Default has occurred and is continuing; the making of such Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the making of any Revolving Credit Loan shall not cause (i) the aggregate amount of the Revolving Credit Loans from any Lender to exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C.	The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:
☐    Funds to be deposited into PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $______________, OR
☐    Funds to be wired per the following wire instructions:
Amount of Wire Transfer: $
Bank Name:
ABA:
Account Number:
Account Name:
Reference:
☐        Funds to be wired per the attached Funds Flow (multiple wire transfers)
[INTENTIONALLY LEFT BLANK]

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The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing.

BORROWER:
Black Box Corporation, a Delaware corporation

By:
Name:
Title:

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